UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2014

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Specific information is provided in this report for executive compensation actions approved on July 14, 2014 by the Human Resources Committee of the Board of Directors of ConAgra Foods, Inc. (the "Committee") for: Gary M. Rodkin, President and Chief Executive Officer; John F. Gehring, Executive Vice President and Chief Financial Officer; Colleen R. Batcheler, Executive Vice President, General Counsel and Corporate Secretary; and Paul T. Maass, President, Private Brands and Commercial Foods. These officers were named in the summary compensation table included in our proxy statement for our 2013 annual stockholders’ meeting, and we refer to these officers in this report as the "named executive officers". The Committee established the annual incentive program for fiscal 2015, which began on May 26, 2014, and approved fiscal 2015 through 2017 award opportunities under our long-term incentive program (discussed in the paragraphs that follow). Awards were approved for all eligible participants, but specific information is provided herein for the named executive officers.

FY2015 Annual Incentive Plan. The Committee established the fiscal 2015 annual incentive plan. The plan provides a fiscal 2015 cash incentive opportunity for participants based on our achievement of pre-established financial objectives. Payouts to the named executive officers require the achievement in fiscal 2015 of (1) a threshold level of diluted earnings per share from continuing operations, and (2) company-wide goals for earnings per share and net sales. Subject to the Committee’s discretion described below, the named executive officers will be eligible to a payout equal to 75% of their approved target incentive if the Company achieves a threshold level of earnings per share and a payout equal to 25% of their approved target incentive if the Company achieves a threshold level of net sales. No portion of the incentive is guaranteed. High levels of financial performance can result in payouts up to 200% of targeted amounts. The Committee also retained the discretion to modify final payout levels based on (1) the methods by which actual financial results are achieved, (2) individual performance and (3) extraordinary corporate events.

The Committee established target incentives for each named executive officer under the fiscal 2015 annual incentive plan. These targets are approved as a percentage of base salary. The approved targeted incentives for the named executive officers are: 200% of base salary for Mr. Rodkin; 100% of base salary for each of Messrs. Gehring and Maass; and 80% of base salary for Ms. Batcheler.

Any actual payout will depend on our performance in fiscal 2015 and be made, if at all, following the end of fiscal 2015.

FY2015 through 2017 Long Term Plan:

The Committee also approved fiscal 2015 through 2017 award opportunities under our long-term incentive program, which promotes long-term stockholder value creation. There are two components of the awards to the named executive officers for this cycle under the program – a stock option grant and a performance share grant.

FY2015 Stock Option Grants. The Committee approved stock option grants to the named executive officers under the ConAgra Foods 2009 Stock Plan. The stock options have a ten-year term, have an exercise price equal to the closing market price of our common stock on the New York Stock Exchange on the date of grant (July 14, 2014), and are scheduled to vest 40% on the first anniversary of the date of grant, and 30% on each of the second and third anniversaries of the date of grant. The stock options granted to the named executive officers were for the following number of shares of common stock: options for 526,916 shares to Mr. Rodkin; and options for 153,285 shares to each of Ms. Batcheler and Messrs. Gehring and Maass.

FY2015 Performance Share Grants. The Committee awarded a targeted number of performance shares under the ConAgra Foods, Inc. 2008 Performance Share Plan (the "2008 Plan") and the ConAgra Foods 2009 Stock Plan to each plan participant for the three-year performance period of fiscal 2015 through 2017. The executive will earn the performance shares only if pre-set, company-wide financial objectives for the three-year period ending with fiscal 2017 are achieved. Payouts to the named executive officers require the achievement of (1) a threshold level of diluted earnings per share from continuing operations in each of fiscal 2015, 2016 and 2017, and (2) a specified level of earnings before interest, taxes, depreciation and amortization (EBITDA) return on capital (a measure of earnings as a percentage of invested capital, averaged over three years) and average revenue growth for the fiscal 2015 through 2017 period.

Any actual payouts on earned performance shares will depend on our performance over the three-year performance period and be made, if at all, following the end of fiscal 2017 in shares of our common stock, and may be more or less than the targeted award, depending on actual performance. Dividend equivalents will be paid on the portion of performance shares actually earned at the actual dividend rate over the performance period. Dividend equivalents will be paid in shares of our common stock. The Committee has retained the discretion to adjust awards for extraordinary corporate events. The named executive officers will be entitled to a payout equal to 25% of their approved target incentive if the Company achieves a threshold level of EBITDA return on capital. No portion of the incentive is guaranteed. High levels of financial performance can result in payouts up to 220% of targeted amounts. The target number of performance shares granted to the named executive officers was: Mr. Rodkin, 87,819 performance shares; and each of Ms. Batcheler and Messrs. Gehring and Maass, 25,547 performance shares.

Mr. Brian L. Keck, our former Executive Vice President and Chief Administrative Officer, was also named in the summary compensation table included in our proxy statement for our 2013 annual stockholders’ meeting. On March 14, 2014, Mr. Keck informed the Company of his desire and intent to retire effective on or about August 1, 2014, and ceased to be an executive officer of the Company effective May 25, 2014. Accordingly, none of the information above impacts Mr. Keck.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

July 18, 2014	By:	Lyneth Rhoten

Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary